                                                                 EXHIBIT 10.1

                        COMMON STOCK PURCHASE AGREEMENT

                           Dated as of April 22, 1996

                                  By and Among

                                   AMRE, INC.

                                      AND

                             EACH OF THE PURCHASERS
                               REFERRED TO HEREIN

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
SECTION 1.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 2.       PURCHASE AND SALE OF COMMON STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.1.    Purchase and Sale of Common Stock; the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 3.       CLOSING CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.1.    Conditions to the Obligations of Each Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         3.2.    Conditions to the Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 4.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.1.    Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.2.    Representations and Warranties of the Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . .   9

SECTION 5.       FEES AND EXPENSES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1.    General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 6.       INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         6.1.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

SECTION 7.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.1.    Survival of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.2.    Lock-Up Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.3.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.4.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         7.5.    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.6.    Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.7.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.8.    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.9.    Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.10.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.11.   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.12.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Exhibits:

  A       -        Form of Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P

                        COMMON STOCK PURCHASE AGREEMENT


         THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") dated as of April 22, 1996, by and among AMRE, Inc. (the "Company") and each of the Purchasers (as hereinafter defined).

         In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.       DEFINITIONS.

         1.1.    Definitions.

                 As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                 "Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                 "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person in question. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                 "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof and in effect.

                 "Basic Documents" means, collectively, this Agreement and the Registration Rights Agreement.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York are authorized and obligated by law to close.

                 "Closing" has the meaning assigned to that term in SECTION 2.1 hereof.

    "Closing Date" means the date specified pursuant to SECTION 2.1 hereof.

                 "Code" means the Internal Revenue Code of 1986, as amended, and any successor code thereto.

                 "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

                 "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

                 "Company" means AMRE, Inc., a Delaware corporation.

                 "Damages" has the meaning assigned to that term in SECTION
6.1.1 hereof,

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                 "First Closing" has the meaning assigned to that term in
SECTION 4.1.9 hereof.

                 "Listing Application" has the meaning assigned to that term in
SECTION 3.1.7 hereof.

                 "Majority of the Purchasers" means those Purchasers which, at the time of determination thereof, individually or in the aggregate, are committed to purchase pursuant to this Agreement (or, after the Time of Purchase, have purchased) Common Stock equal to a majority of the aggregate purchase price of all of the Common Stock to be purchased pursuant hereto.

                 "NYSE" has the meaning assigned to that term in SECTION 3.1.7 hereof.

                 "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or Political subdivision thereof) or other entity of any kind.

                 "Private Placement Offering Materials" means (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, (ii) the Company's Registration Statement on Form S-4 relating to the proposed acquisition of Facelifters Home Systems, Inc., (iii) the Company's Registration Statement on Form S-4 relating to the proposed acquisition of Congressional Construction, Inc. and (iv) certain internal financial and operating data provided by the Company under separate cover, each as supplemented and/or amended from time to time.

                 "Purchaser" means each Person who accepts and agrees to the terms hereof as indicated by signature on an execution page of this Agreement.

                 "Registration Rights Agreement" means the registration rights agreement dated of even date hereof by and among the Company and the Purchasers.

                 "Securities" means the shares of Common Stock purchased pursuant hereto.

                 "State" means any of the states of the United States, the District of Columbia and the Commonwealth of Puerto Rico.

                 "State Commission" means any agency of any State having jurisdiction to enforce such State's securities laws.

                 "Subsidiary" or "subsidiary" means, with respect to any Person, (i) a corporation a majority of whose capital stock with the voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof has at least a majority of the voting interest.

                 "Time of Purchase" has the meaning provided therefor in
SECTION 2.1 of this Agreement.

         1.2.    Accounting Terms.

                 All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" shall mean such accounting practice as, in the opinion of the independent accountants regularly retained by the Company, conforms at the time to generally accepted accounting principles in the United States applied on a consistent basis except for changes with which such accountants concur. All determinations as to which accounting principles apply shall be made in accordance with sound accounting practice.

SECTION 2.       PURCHASE AND SALE OF COMMON STOCK.

         2.1.    Purchase and Sale of Common Stock; the Closing.

                 Subject to the terms and conditions herein set forth, the Company agrees that it will sell to each Purchaser, and each such Purchaser agrees, severally and not jointly, that it will purchase from the Company, at the Time of Purchase, the number of shares of Common Stock set forth below each such Purchaser's signature on the execution page hereof relating to such Purchaser at a price equal to $15.75 per share.

                 The sale and purchase of the Common Stock shall take place at one or more closings (each of which is referred to as "Closing") to be held at such time as the Company shall promptly specify by notice to each Purchaser (other than the Purchasers for which the sale and purchase of the Common Stock has been concluded). The date on which the Closing is scheduled to take place is herein called the "Closing Date." The time at which such Closing is concluded is herein called the "Time of Purchase."

                 Delivery of the Common Stock to be purchased by a Purchaser pursuant to this Agreement shall be made at the Closing by the Company delivering to such Purchaser, against payment of the purchase price therefor, an appropriate Common Stock certificate or certificates for the total number of shares of Common Stock to be purchased by such Purchaser hereunder (registered in the name of such Purchaser or its nominee as set forth on the signature page hereto).

                 Payment of the agreed purchase price for the Common Stock to be purchased hereunder shall be made by wire transfer in immediately available funds to such account of the Company as shall have been furnished to the Purchasers.

SECTION 3.       CLOSING CONDITIONS.

         3.1. Conditions to the Obligations of Each Purchaser. The obligation of each Purchaser to purchase and pay for the Common Stock to be purchased by it at the Closing and to perform any obligations hereunder shall be subject to the satisfaction or waiver of the following conditions at the Time of Purchase:

                 3.1.1.   Opinion of Counsel.

                 Each Purchaser shall have received an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel for the Company, dated the Closing Date and addressed to it and each other Purchaser and in the form set forth on EXHIBIT "A" hereto.

                 In rendering the foregoing opinion, such counsel may rely as to factual matters upon certificates or other documents furnished by officers or directors of the Company, and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Such counsel may specify the jurisdiction(s) in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction(s) or experts in the law of any other jurisdiction. To the extent their opinion concerns the laws of any other such jurisdiction, such counsel may rely upon an opinion of counsel admitted to practice in such jurisdiction(s). Any opinion relied upon by such counsel as aforesaid shall be delivered to each Purchaser together with the opinion of such counsel, which opinion shall state that such counsel believes that their and each Purchasers' reliance thereon is justified.

                 3.1.2    Representations and Warranties True.

                 The representations and warranties of the Company contained in
SECTION 4 hereof shall be true and correct in all material respects at and as of the Time of Purchase as if made at and as of the Time of Purchase.

                 3.1.3.   Compliance with this Agreement.

                 The Company shall have performed and complied in all material respects with all of its agreements and conditions set forth herein which are required to be performed or complied with by it on or before the Closing Date.

                 3.1.4.   Officers' Certificates.

                 Each Purchaser or their special counsel shall have received certificates at the Time of Purchase and dated the Closing Date and signed by the President, or by a Vice President, of the Company certifying that the conditions set forth in SECTIONS 3.1.2, 3.1.3, 3.1.7 and 3.1.8 have been satisfied on and as of such date.

                 3.1.5.   All Proceedings Satisfactory.

                 All corporate and other proceedings taken prior to or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences thereto, shall be reasonably satisfactory in form and substance to a Majority of the Purchasers, and the Purchasers shall receive such copies thereof and other materials (certified by an officer of the Company, if requested) as they may reasonably request in connection therewith.

                 3.1.6.   Purchase Permitted by Applicable Laws; Legal
Investment.

                 As to each Purchaser, the purchase of and payment for the Common Stock to be purchased by such Purchaser hereunder (i) shall not be prohibited by any applicable law or governmental regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), (ii) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any applicable law or governmental regulation, and (iii) shall be permitted by the laws and regulations of the jurisdictions to which it is subject.

                 3.1.7    Listing of Common Stock.

                 The Company shall have filed an additional listing application (the "Listing Application") with the New York Stock Exchange, Inc. (the "NYSE") covering the Securities to be sold to the Purchasers pursuant hereto. Such Listing Application shall comply in all material respects with the rules and regulations of the NYSE and the Securities shall have been approved for listing on the NYSE, subject to official notice of issuance, prior to the First Closing.

                 3.1.8    Registration Rights Agreement.

                 The Company shall have entered into the Registration Rights Agreement for the benefit of the Purchasers of the Securities and each Purchaser purchasing Securities shall have received a copy of the Registration Rights Agreement duly executed by the Company.

         3.2. Conditions to the Obligations of the Company. The obligations of the Company to issue and sell the Common Stock pursuant to the terms of this Agreement shall be subject to satisfaction or waiver of the following conditions: (i) the Company shall have received (or shall have previously closed), in the aggregate, subscriptions to purchase Common Stock totalling at least one million (1,000,000) shares of Common Stock, (ii) the representations and warranties made by the Purchasers at such Closing herein shall be true and correct in all material respects at and as of the Time of Purchase with the same effect as though such representations and warranties had been made at and as of the Time of Purchase, (iii) no statute, rule or regulation shall have been enacted or promulgated by any governmental authority which prohibits the consummation of the transaction contemplated hereby, and there shall be no order or injunction of a court of competent jurisdiction in effect precluding the consummation of this Agreement, (iv) each Purchaser shall have executed and delivered the Registration Rights Agreement and (v) the Company shall have received all third party consents necessary to consummate the transactions contemplated hereby.

SECTION 4.       REPRESENTATIONS AND WARRANTIES.

         4.1. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser that as of the date hereof and as of the Time of Purchase, except as disclosed in the Private Placement Offering
Materials:

                 4.1.1 Organization. Each of the Company and its subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, and each is qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required except when the failure to be so qualified would not have a material adverse effect on the financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Each of the Company and its subsidiaries has all required corporate power and authority to own its property and to carry on its business as currently conducted and as contemplated by the Private Placement Offering Materials. The copies of the Certificate of Incorporation and Bylaws of the Company, as amended to date, and the charter and bylaw documents of the Company's subsidiaries, as amended to date, which have been furnished to counsel for the Purchasers by the Company are correct and complete at the date hereof. The Company is not in violation of any term of its Certificate of Incorporation or any material terms of its Bylaws.

                 4.1.2 Subsidiaries. All the currently outstanding shares of capital stock of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable and all outstanding shares of such subsidiaries are owned by the Company. There are no outstanding warrants, options or other rights to purchase or acquire any shares of capital stock of the Company's subsidiaries nor any outstanding securities convertible into such shares or outstanding warrants, options or other rights to acquire any such convertible securities. There are no preemptive rights with respect to the issuance or sale of the Company's subsidiaries' capital stock nor are there any restrictions on the transfer of such shares other than those arising from federal and state securities laws.

                 4.1.3 Authority Relative to the Basic Documents. The Company has all required corporate power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary for the execution and delivery of this Agreement and the Registration Rights Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to (i) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights or the collection of debtor's obligations generally from time to time in effect; (ii) general principles of equity (whether enforceability is considered in a proceeding in equity or at law), including the qualification that the availability of the remedies of specific performance or injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought and including standards of good faith, fair dealing and reasonableness that may be applied by a court to the exercise of certain rights and remedies; and (iii) federal or state securities laws and the policies embodied therein. The Registration Rights Agreement, when executed by the Company, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to (i) applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights or the collection of debtor's obligations generally from time to time in effect;
(ii) general principles of equity (whether enforceability is considered in a proceeding in equity or at law), including the qualification that the availability of the remedies of specific performance or injunctive relief or other equitable remedies is subject to the discretion of the court before which any such proceeding therefor may be brought and including standards of good faith, fair dealing and reasonableness that may be applied by a court to the exercise of certain rights and remedies; and (iii) federal or state securities laws and the policies embodied therein. The Securities to be purchased by the Purchasers hereunder have been duly and validly authorized by the Company and, when issued and paid for, will be fully paid and nonassessable and free of preemptive or other similar rights and approved for listing, upon official notice of issuance, on the NYSE; and the stock certificates evidencing such Securities will be in due and proper form.

                 4.1.4 No Violation. Neither the execution and delivery of this Agreement or the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company; (ii) require any consent or approval or notice under (other than consents or approvals obtained and notices made), or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or, provisions of any material note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be subject;

or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.

                 4.1.5 Financial Statements, Disclosure. The audited financial statements of the Company and its consolidated subsidiaries for the fiscal years ended December 31, 1995, 1994 and 1993, together with the notes related thereto, contained in the Private Placement Offering Materials, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the respective dates of the balance sheets included therein and the results of operations and the changes in financial position of the Company and its consolidated subsidiaries for such fiscal years, all in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved, and, except as may be disclosed elsewhere in the Private Placement Offering Materials, there has been no material adverse change in the financial condition of the Company since December 31, 1995 through the date hereof. The Private Placement Offering Materials, this Agreement, the Registration Rights Agreement, any agreement or document attached hereto, and any certificates delivered by the Company in connection with the Closing, taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                 4.1.6 Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the knowledge of the Company, threatened against the Company or any of its subsidiaries before or by any court, governmental agency or regulatory authority (federal, state, local or foreign) which (i) if adversely determined could reasonably be expected to have a material adverse effect on the operations, business, property, assets or financial condition of the Company and its subsidiaries taken as a whole or
(ii) relate to or challenge the legality, validity or enforceability of this Agreement, the Registration Rights Agreement or any of the agreements and instruments contemplated hereby or thereby.

                 4.1.7 Governmental Consents. No consents, waivers, approvals or authorizations of, or filings, registrations or qualifications with, any governmental authority is required on the part of the Company as a condition to the execution, delivery and performance of this Agreement or the Registration Rights Agreement or the offer, issuance, sale or delivery of the Securities to be purchased hereunder, other than (i) the filing and approval of the Listing Application, and (ii) the filings, registrations or qualifications that may be required to be made or obtained under the securities or "blue sky" laws of any state of the United States of America, all of which shall have been made, obtained, filed and/or approved, as the case may be, on or prior to the First Closing, or except as may be required by the Company to perform its obligations under the Registration Rights Agreement.

                 4.1.8 Brokers. The Company has not dealt with any broker, finder, commission agent or other similar person in connection with the sale of the Securities and the transactions contemplated by this Agreement, other than Stockbridge Partners, Inc. (the "Placement Agent"), and the Company is not under any obligation to pay, and has not caused any Purchaser to become liable for, any broker's fee or commission in connection with such transactions other than the Company's obligation to the Placement Agent.

                 4.1.9 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $.01 par value, of which 14,127,791 shares were issued and outstanding as of April 15, 1996, and 1,000,000 shares of preferred stock, par value, $.10, of which 300,000 shares had been properly designated as Senior Convertible Preferred Stock, par value $0.10 and were issued and outstanding prior to the initial closing of sales of the Common Stock hereunder (the "First Closing"). All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable and are free of preemptive rights and are listed on the NYSE. There are an additional 2,378,726 shares of Common Stock which are reserved and available for issuance pursuant to options granted by the Board of Directors of the Company. Other than the foregoing (including the Company's Senior Convertible Preferred Stock, par value $0.10) and except (i) as provided in the Rights Agreement dated as of November 13, 1992, between the Company and The Bank of New York and (ii) for shares of Common Stock to be issued in connection with the acquisitions of Facelifters Home Systems, Inc. and Congressional Corporation as described in the Privte Placement Offering Materials), the Company has no outstanding capital stock or securities convertible into or exchangeable for any shares of its stock, or any rights (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any stock or any stock or securities convertible into or exchangeable for any stock. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire, redeem or retire any shares of its stock or any securities convertible into or exchangeable for any stock. There are no material voting trusts or other agreements or understandings with respect to the voting of the capital stock of the Company to which the Company is a party or of which the Company has knowledge.

                 4.1.10 Compliance with Applicable Laws. The businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or agency, federal, state or local, except for possible violations which individually or in the aggregate would reasonably be expected to have a material adverse change in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries taken as a whole.

         4.2. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to, and covenants and agrees with the Company, as follows:

                 4.2.1 Authority. The execution of the Basic Documents has been duly authorized by all necessary action on the part of the Purchaser, and the Basic Documents have been duly executed and delivered and constitute valid, legal, binding and enforceable agreements of the Purchaser.

                 4.2.2 Investment. The Purchaser is acquiring the Securities to be purchased by such Purchaser hereunder for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Act.

                 4.2.3 Restrictions on Transfer. The Purchaser understands that because the Securities have not been registered under the Act, it cannot dispose of any or all of the Securities unless such Securities are subsequently registered under the Act or exemptions from such registration are available. The Purchaser acknowledges and understands that, except as provided in the Registration Rights Agreement, it has no independent right to require the Company to register the Securities. The Purchaser further understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by opinion of counsel, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in violation of the Act, unless such transfer is covered by an effective registration statement under the Act. The Purchaser understands that each certificate representing the Securities will bear the following legend or one substantially similar thereto:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, or an opinion of counsel satisfactory to AMRE, Inc. that registration is not required under such Act.

                 4.2.4 Sophistication. The Purchaser is knowledgeable and experienced in business and financial matters and capable of evaluating the merits and risks of the investment in the Securities, is able to bear the economic risk of loss of its investment in the Company, has been granted the opportunity to make a thorough investigation of the affairs of the Company, and has availed itself of such opportunity either directly or through its authorized representative. Each Purchaser acknowledges that it has received and read the Private Placement Offering Materials.

                 4.2.5 Private Offering. The Purchaser has been advised that the Securities have not been and are not being registered under the Act or under the "blue sky" laws of any jurisdiction and that the Company in issuing the Common Stock in reliance upon, among other things, the representations and warranties of each Purchaser contained in this SECTION 4.2 in concluding that each such issuance is a "private offering" and does not require compliance with the registration provisions of the Act.

                 4.2.6 No Broker's or Finder's Fee. Except for the Placement Agent's agreement with the Company, there are no valid claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Purchaser.

                 4.2.7 Accredited Investor. The Purchaser is an "accredited investor" within the meaning of Rule 501 under the Act.

                 4.2.8 Not Existing Shareholder. The Purchaser does not currently own, and has not owned since prior to November 20, 1995, an equity securities of the Company or any securities convertible into or exchangeable for equity securities of the Company.

                          4.2.9 Forward Looking Statements. The Purchaser acknowledges that the Private Placement Offering Materials contain certain forward looking statements within the meaning of the Private Securities Litigation Reform Act and that the "Risk Factors" sections contained in the Private Placement Offering Materials set forth certain factors that could cause the actual results of the Company to differ materially from those contained in the forward looking statements.

SECTION 5.       FEES AND EXPENSES.

         5.1. General. The Company agrees to pay the following expenses relating to this Agreement:

                 (a) the cost of reproduction, execution and delivery of this Agreement, the Registration Rights Agreement and any other documents contemplated hereby or thereby;

                 (b) the cost of delivering to each Purchaser's designated office, insured to its reasonable satisfaction, the Securities purchased by such Purchaser at the Closing;

                 (c) all reasonable expenses relating to any amendment or modification of, or any waiver or consent under this Agreement or the Registration Rights Agreement; and

                 (d)      all other fees and expenses incurred by the Company.

SECTION 6.       INDEMNIFICATION.

         6.1.    Indemnification.

                 6.1.1 Subject to the terms and conditions of this SECTION 6.1, the Company agrees to indemnify each Purchaser and any Affiliate thereof against and hold each of them harmless from all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), incurred by such Purchaser or any Affiliate thereof by reason of or resulting from a breach by the Company of any representation, warranty, covenant or agreement contained herein.

                 6.1.2 Subject to the terms and conditions of this SECTION 6.1, each Purchaser agrees to indemnify the Company and any Affiliate thereof against and hold each of them harmless from all Damages asserted against or incurred by the Company or any affiliates thereof by reason of or resulting from a breach by the Purchaser of any representation, warranty, covenant or agreement contained herein.

                 6.1.3 The respective obligations and liabilities of the Company and each Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under SECTIONS 6.1.1 and 6.1.2 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

                          (a)      Within 20 days (or such earlier time as
might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

                          (b)     In the event that the indemnifying party, by
the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claim at any time prior to settlement, compromise or final determination thereof.

                          (c)     Anything in this SECTION 6.1 to the contrary
notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified which consent shall not be unreasonably withheld.

                          (d)     The party to be indemnified and the
indemnifying party will each cooperate with all reasonable requests of the other.

                 6.1.4 The remedies provided in this SECTION 6.1 shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

                 6.1.5    Notwithstanding anything to the contrary in this
SECTION 6.1, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto.

SECTION 7.       MISCELLANEOUS.

         7.1.    Survival of Provisions.

                 All of the representations, warranties and covenants of the Company and the Purchasers made herein and each of the provisions of SECTIONS 4, 5, 6 and 7.1 shall survive (i) the execution and delivery of the Securities and closing under this Agreement, (ii) any investigation by or on behalf of any Purchaser, the Company or any Affiliate of either party, acceptance by the Purchasers of any of the Common Stock and payment therefor and (iii) the termination of this Agreement, until April 22, 1998.

         7.2.    Lock-Up Agreement.

                 Each Purchaser agrees not, directly or indirectly, to offer to sell, sell or contract to sell or otherwise dispose of any of the shares of Common Stock acquired hereunder for a period of six months from the date on which the Closing of the purchase and sale of such shares of Common Stock occurs. Each Purchaser agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against any transfer of shares of Common Stock held by such Purchaser not in compliance with the provisions of this Section 7.2.

         7.3.    Termination.

                 This Agreement may be terminated (as to the party electing to so terminate it) at any time prior to the Time of Purchase:

                 (a)      by the Company, if any of the conditions specified in
         SECTION 3.2 of this Agreement have not been met or waived by the Company pursuant to the terms of this Agreement by 12:00 midnight on May 31, 1996 or at such earlier date that it becomes apparent that any such condition can no longer be satisfied;

                 (b) by any Purchaser if any of the conditions specified in SECTION 3.1 of this Agreement has not been met or waived pursuant to the terms of this Agreement by 12:00 midnight on May 31, 1996 or at such earlier date that it becomes apparent that any such condition can no longer be satisfied.

         7.4.    Notices.

                 All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, or by courier service or personal delivery with recipient signature confirmation:

                 (a) if to a Purchaser at its address set forth on the signature page hereof; and

                 (b)      if to the Company, at the following address:

                          AMRE, Inc.
                          8585 Stemmons Freeway
                          South Tower, Eighth Floor
                          Dallas Texas 75247-3805
                          Fax:  (214) 658-6101

                          Attention: Corporate Secretary

                          With a copy to:

                          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                          1700 Pacific Avenue, Suite 4100
                          Dallas, Texas 75201-4618
                          Fax:  (214) 969-4343

                          Attention:  Gary M. Lawrence, P.C.

                 All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and on the day delivered, if sent by courier service.

         7.5.    Successors and Assigns.

                 This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto, other than transferees of Common Stock as such.

         7.6.    Amendment and Waiver.

                 7.6.1 No failure or delay on the part of the Company or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by the Company or any Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by a Majority of the Purchasers. Any amendment, supplement or modification to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

                 7.6.2 The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of interest, fee or otherwise, to any holder of any Securities as consideration for or as an inducement to the purchase by a holder of Securities or to any consent, waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is paid to all holders.

         7.7.    Counterparts.

                 This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.8.    Headings.

                 The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         7.9.    Determinations.

                 All determinations to be made by the Company or any Purchaser hereunder shall be made by it in its sole discretion.

         7.10.   Governing Law.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         7.11.   Severability.

                 Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.12.   Entire Agreement.

                 The Basic Documents, together with the exhibits thereto, are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. The Basic Documents, together with the exhibits hereto and thereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

                COMMON STOCK PURCHASE AGREEMENT SIGHATURE PAGE



        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by thier respective officers hereunto duly authorized, as of the date first above written.




                                         AMRE, INC.



                                         By: /s/ ROBERT M SWARTZ
                                            -----------------------------------

                                         Name:   Robert M. Swartz
                                              ---------------------------------

                                         Title: President & CEO
                                               --------------------------------

                 COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE


Accepted and Agreed to as of
   the date first above written:

        Basil Regan
   ------------------------------
       [Name of Purchaser]*


By: /s/ BASIL REGAN
   ------------------------------
    [Please sign above this line]

Name and Title of Person Signing*:  Basil Regan
                                  ------------------------------
Address*                   6 East 43rd St.
                          ------------------------
                           New York, NY  10017
                          ------------------------

                          ------------------------
                          Fax: (212) 681-0898
                              --------------------

Aggregate number of Shares of Common
Stock to be purchased by Purchaser:
50,000    Shares.
- ----------

Nominee (name in which the Stock
is to be registered, if different than
name of Purchaser)  REGAN PARTNERS L.P.
                  ----------------------------------------------

Denominations in which certificates are
to be issued (if more than one certificate):
                                            --------------------
*Please print or type

                 COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE


Accepted and Agreed to as of
   the date first above written:

    Linder Growth Fund, a series of Linder
   ------------------------------
       [Name of Purchaser]*


By: /s/ LARRY CALLAHAN
   ------------------------------
    [Please sign above this line]

Name and Title of Person Signing*:  Larry Callahan, Vice President Linder
                                    Growth Fund.
                                  ---------------------------------------

Address*                   7711 Carondelet Ave.
                          ------------------------
                           Suite 700
                          ------------------------
                           St. Louis, MO  63105
                          ------------------------
                          Fax: 314-727-9306
                              --------------------

Aggregate number of Shares of Common
Stock to be purchased by Purchaser:
500,000   Shares.
- ----------

Nominee (name in which the Stock
is to be registered, if different than
name of Purchaser)
                  ----------------------------------------------

Denominations in which certificates are
to be issued (if more than one certificate):
                                            --------------------
*Please print or type

                 COMMON STOCK PURCHASE AGREEMENT SIGNATURE PAGE


         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the dae first above written.

                                         PURCHASER


                                         ZESIGER CAPITAL GROUP LLC,
                                         attorney-In-Fact for the Purchasers
                                         Identified in Schedule A

                                         By: /s/ ANDREW D. ZACKS
                                            ------------------------------
                                            Andrew D. Zacks, Manager

                                         Address:     Zesiger Capital Group LLC
                                                      329 Park Avenue
                                                      New York, NY  10023

                                  SCHEDULE A

                                                  No. of     No. of
           Purchaser                              Shares   Certificates             Registered Holder
           ---------                              ------   ------------             -----------------
- -------------------------------------------------------------------------------------------------------------------------
Donvest Equities L.P.                             3,500         1           Kinco & Co.
- -------------------------------------------------------------------------------------------------------------------------
William B. Lazar                                  2,700         1           William B. Lazar
- -------------------------------------------------------------------------------------------------------------------------
Maehorn Investment Partnership I L.P.             3,500         1           Maehorn Investment Partnership I L.P.
- -------------------------------------------------------------------------------------------------------------------------
Morgan Trust Co. of the Bahamas                   5,000         1           Morgan Trust Co. of the Bahamas
- -------------------------------------------------------------------------------------------------------------------------
Harold & Grace Williams JTWROS                    3,000         1           Harold & Grace Williams JTWROS
- -------------------------------------------------------------------------------------------------------------------------
Jennifer Altman Foundation                        6,500         1           Batrus & Co.
- -------------------------------------------------------------------------------------------------------------------------
Dr. Charles L. Berman IRA Rollover                1,000         1           Dr. Charles L. Berman IRA Rollover
- -------------------------------------------------------------------------------------------------------------------------
Denvor Orthopedic Specialist R.P. Mack            1,500         1           Alpine & Co.
- -------------------------------------------------------------------------------------------------------------------------
Herr Foods Inc. Profit Sharing Plan               4,000         1           Herr Foods Inc. Profit Sharing Plan
- -------------------------------------------------------------------------------------------------------------------------
National Federation of Independent Business       3,000         1           Hoavis & Co.
SERP Assets
- -------------------------------------------------------------------------------------------------------------------------
Planned Parenthood of New York City               3,000         1           Heil & Co.
- -------------------------------------------------------------------------------------------------------------------------
Roanoke College                                  10,000         1           First Union & Co.
- -------------------------------------------------------------------------------------------------------------------------
Douglas S. Smith IRA                              1,300         1           Douglas S. Smith IRA
- -------------------------------------------------------------------------------------------------------------------------
City of Stamford Firemen's Pension Fund          12,000         1           City of Stamford Firemen's Pension Fund
- -------------------------------------------------------------------------------------------------------------------------
State of Oregon PERS/ZCG                        125,000         1           Orefund
- -------------------------------------------------------------------------------------------------------------------------
Tri County Dist Profit Sharing                    5,000         1           Shekkon & Co.
- -------------------------------------------------------------------------------------------------------------------------
Van Lobon Sole Charitable Foundation              8,000         1           Calmont & Co.
- -------------------------------------------------------------------------------------------------------------------------
Abraham Zaleznik IRA                              2,500         1           Abraham Zaleznik IRA
- -------------------------------------------------------------------------------------------------------------------------
Raiser Marital Trust                             13,000         1           Aulis & Co.
- -------------------------------------------------------------------------------------------------------------------------
Arthur D. Little                                 35,000         1           Kane & Co.
- -------------------------------------------------------------------------------------------------------------------------
Andrew D. Zacks                                     500         1           Andrew D. Zacks
- -------------------------------------------------------------------------------------------------------------------------
Lisa W. Hess                                      1,500         1           Lisa W. Hess
- -------------------------------------------------------------------------------------------------------------------------
Total                                           250,500
- -------------------------------------------------------------------------------------------------------------------------
